Exhibit 99.1

I-ON Digital Corp.
Announces Delay in Annual Report Filing
NEWS RELEASE BY I-ON Digital Corp.

Chicago, IL | April 15, 2024 05:15 PM, Eastern

I-ON Digital Corp. (OTC: IONI), a company engaged in institutional-level asset digitization and securitization solutions, today announced that it is continuing to finalize the review and audit of its financial statements for the year ended December 31, 2023. As a result, it will not file its Annual Report on Form 10-K for the year ended December 31, 2023 today as required by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

“We are continuing to finalize our 2023 financial statements and audit,” said Carlos Montoya, Chief Executive Officer. “We are working diligently to complete the review and expect to file our 10-K within the next week,” Montoya continued.

About I-ON Digital Corp:

I-ON Digital Corp (OTC: IONI) is a leading-edge provider of asset-digitization and securitization solutions engineered to provide a secure, fast, transparent, and institutional-grade ecosystem that digitizes documentary evidence of ownership, in accordance with a rigorous onboarding and acceptance process, into secure, asset- backed digital certificates that bring liquidity and accepted value to a wide-array of asset classes.

I-ON develops, acquires, and deploys a portfolio of novel and patented next- generation technologies that have been integrated and engineered into a comprehensive ecosystem built on a zero-trust, hybrid blockchain architecture that utilizes state-of-the-art smart contracts and sophisticated workflow management AI technologies to digitize ownership records of recoverable gold, precious metal, and mineral reserves into digital certificates that facilitate wealth transfer through new asset-backed financial instruments and asset classes that provide reserve owners and investors a new channel to maximize portfolio liquidity.

By offering services associated with asset digitization and securitization, and by licensing the Company’s expanding intellectual property portfolio, I-ON is able to generate revenue through transaction fees while actively growing innovative platforms beneficial for next-generation transactional models. Additional information is available at https://iondigitalcorp.com/.

Forward-Looking Statements

This news release contains forward-looking statements involving risks and uncertainties, which may cause results to differ materially from the statements made. When used in this document, the words “may,” “would,” “could,” “will,” “intend,” “look to,” plan,” “anticipate,” “believe,” “estimate,” “expect,” “seek,” “potential,” “outlook,” and similar expressions are intended to identify forward- looking statements. Such statements, including, but not limited to, I-ON’s current views with respect to future events and its financial forecasts, are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by I-ON with the Securities and Exchange Commission. In addition, there is uncertainty about the further spread of the COVID-19 virus or new variants thereof or the occurrence of another wave of cases and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains, and economic activity in general. These and other risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, or expected. Statements in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue. I-ON does not intend or assume any obligation to update these forward- looking statements other than as required by law.

Contact Details

I-ON Digital Corp.

Investor Relations

+1 866-440-2278

IR@iondigitalcorp.com

Company Website

https://iondigitalcorp.com

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